Exhibit 99.1

Contact: Kevin Bordosky Senior Director, Investor Relations (281) 647-4035

Diamond Offshore Reports Second Quarter 2024 Results

•	$350 Million in Contract Awards in Q2; $89 Million in Contract Awards Post-Q2

•	Q2 Adjusted EBITDA of $58 Million

•	$8.7 Million in Performance Bonuses Earned during Q2 in Senegal

•	Ocean GreatWhite Completes Repairs and Resumes Operations

HOUSTON, August 6, 2024 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the second quarter of 2024:

	Three Months Ended
Thousands of dollars, except per share data	June 30, 2024	March 31, 2024
Total revenues	$252,886	$274,610
Operating income	28,282	21,813
Net income	9,328	11,612
Income per diluted share	0.09	0.11
Adjusted operating income	33,428	31,813
Adjusted EBITDA (1)	58,020	64,163
Adjusted net income	12,189	25,434
Adjusted income per diluted share	0.12	0.25

(1)

Adjusted to exclude (i) $5 million in transaction costs for the three months ended June 30, 2024 associated with the previously announced pending merger with Noble Corporation plc and (ii) the $10 million insurance deductible associated with the insurance claim for the Ocean GreatWhite for the three months ended March 31 2024. Non-GAAP supporting schedules are included with the statements and schedules included in this press release.

Bernie Wolford, Jr., President and Chief Executive Officer of Diamond Offshore, stated, “We are pleased with our second quarter results, achieving adjusted EBITDA of $58 million, which is in line with our guided range. Our results for the quarter also include the recognition of $8.7 million in well-performance bonuses in Senegal, reflecting the exceptional performance of our deepwater drillships and the crews that operate them. Additionally, repairs to the Ocean GreatWhite were completed during the quarter, and the rig resumed operations under its contract in the North Sea in early July.”

New Contract Awards and Other Updates

As previously disclosed, the Company secured a two-year contract extension for the Ocean Blackhawk, representing $350 million in contract backlog.

In addition, after quarter-end, the Ocean BlackRhino was awarded a contract for work in the U.S. Gulf of Mexico (or USGOM) with a minimum duration of 180 days for a total contract value of approximately $89 million, excluding mobilization and any additional services. The contract also includes two option periods. Following the completion of its Special Periodical Survey and Managed Pressure Drilling upgrade project in Las Palmas, the Ocean BlackRhino is expected to mobilize to the USGOM in late December or early January for contract commencement in the first quarter of 2025. in the first quarter of 2025.

These contract awards, combined with previously announced awards in the first quarter of 2024, total nearly $1.2 billion of contract value secured so far in 2024. The Company’s total backlog at July 1, 2024 was in excess of $2.0 billion.

On July 31, 2024, the Company received notice of early termination from its customer related to a previously announced, one-well campaign offshore Ivory Coast for the Ocean BlackRhino. In accordance with the contract, the Company is entitled to retain $8 million in prepaid customer deposits as an early termination fee.

Q2 Financial Results

Revenue for the second quarter of 2024 totaled $253 million compared to $275 million in the prior quarter. The decrease in revenue quarter-over-quarter was primarily driven by the absence of revenues for the West Auriga, which was returned to the rig owner in the first quarter upon termination of the charter for the rig, and the Ocean GreatWhite being off rate for repairs in the quarter. The decrease in revenue was partially offset by the impact of $8.7 million in performance bonuses earned in Senegal during the second quarter.

Contract drilling expense for the second quarter of 2024 was $164 million, representing a $20 million decrease from the prior quarter. The decrease in contract drilling expense was primarily due to lower charter and other operating expenses attributable to the West Auriga, the recovery of operating costs as part of the insurance claim for the Ocean GreatWhite’s LMRP equipment incident, as well as the absence of $7.6 million in insurance deductible recorded in contract drilling expense in the first quarter related to the incident. The reduction in contract drilling expense in the second quarter was partially offset by higher overall operating costs across the fleet including repair and maintenance cost, equipment rentals and integrated services.

General and administrative expenses were $23 million in the second quarter of 2024 compared to $19 million in the prior quarter and included approximately $5 million in financial advisor and legal fees associated with the announced merger with Noble Corporation plc.

For the second quarter of 2024, the Company recognized net tax expense of $8 million compared to a net tax benefit of $3 million for the first quarter of 2024. The tax benefit in the first quarter of 2024 includes a $12 million benefit for the remeasurement of uncertain tax positions in Egypt.

Operational Highlights

Operationally, the Company’s rigs continued to perform exceptionally well, achieving revenue efficiency of approximately 95% across the fleet for the third successive quarter, excluding the Ocean GreatWhite incident. Including the $8.7 million in well-performance bonuses earned during the quarter, the Ocean BlackHawk and Ocean BlackRhino together have earned a total of $20.5 million in bonuses over the course of the Senegal campaign. The achievement of these well bonuses was a direct result of the efficient and injury-free performance of the Company’s rigs and crews in Senegal. Also in the second quarter, the Ocean Apex completed its campaign with Inpex and transitioned to a new contract that will occupy the rig until the first quarter of 2025. In addition, the Ocean Patriot completed its plug & abandonment (or P&A) program with Serica and is on standby until the first quarter of 2025 when the rig will commence an estimated three-year P&A program with another customer.

Ocean GreatWhite

Repairs to the Ocean GreatWhite have been completed and, in early July, the rig resumed operations in the North Sea. The Company continues to anticipate that the repairs and equipment replacement cost associated with the equipment incident in the first quarter will be covered under the Company’s hull & machinery insurance policy. The Company currently estimates that all incremental costs, less a $10 million deductible, will be reimbursable under the policy. The Company has so far received insurance proceeds of $20 million.

In addition, the Company carries loss-of-hire insurance on the Ocean GreatWhite. After a 60-day waiting period, the Company’s loss-of-hire insurance provides $150,000 per day, for up to 180 days, for each day of lost revenue as a result of a covered property loss claim. The Company currently estimates that it will be entitled to approximately 90 days of loss-of-hire insurance recovery. The Company’s second quarter financial results do not reflect the recovery of loss-of-hire insurance proceeds.

CONFERENCE CALL AND 2024 GUIDANCE

Due to the pending merger with Noble Corporation, plc announced on June 10, 2024, Diamond Offshore has discontinued providing quarterly and annual financial guidance. Accordingly, investors should not rely on any previously disclosed financial guidance and are cautioned not to rely on forward-looking statements that were made prior to the merger announcement, as those forward-looking statements were the estimates of management only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

Additionally, as a result of the pending merger, Diamond Offshore will not hold a conference call to review the Company’s second quarter results.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements concerning future contract effectiveness and estimated duration, availability and future revenue, operating costs and performance, rig downtime, equipment recovery and repair cost and efforts, insurance claims and recoveries, utilization, backlog and revenue expected to result from backlog and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and investors and analysts are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, levels of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating and equipment recovery risks, litigation and disputes, permits and approvals for drilling operations, supply chain and normal business operations across sectors and countries, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of such statement, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

In addition, information contained in this press release is as of the date of this press release. There can be no assurance as to future developments, as future events could differ materially from those anticipated. Forward-looking statements are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other important factors beyond the Company’s control that could cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such statements.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024
Revenues:
Contract drilling	$240,229	$258,770
Revenues related to reimbursable expenses	12,657	15,840

Total revenues	252,886	274,610

Operating expenses:
Contract drilling, excluding depreciation	164,460	184,205
Reimbursable expenses	12,333	15,266
Depreciation	31,698	31,354
General and administrative	23,219	18,576
(Gain) loss on disposition of assets	(7,106)	3,396

Total operating expenses	224,604	252,797

Operating income	28,282	21,813
Other income (expense):
Interest income	1,966	1,774
Interest expense	(15,061)	(15,346)
Foreign currency transaction (loss) gain	(13)	231
Other, net	1,605	(71)

Income before income tax (expense) benefit	16,779	8,401
Income tax (expense) benefit	(7,451)	3,211

Net Income	$9,328	$11,612

Income per share:
Basic and Diluted	$0.09	$0.11

Weighted-average shares outstanding, Basic	102,542	102,440

Weighted-average shares outstanding, Diluted	105,088	104,740

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$165,536	$124,457
Restricted cash	10,565	14,231
Accounts receivable, net of allowance for credit losses	220,668	254,323
Prepaid expenses and other current assets	61,600	63,412
Asset held for sale	1,000	1,000

Total current assets	459,369	457,423
Drilling and other property and equipment, net of accumulated depreciation	1,139,802	1,156,368
Other assets	84,392	98,762

Total assets	$1,683,563	$1,712,553

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$258,943	$296,150
Long-term debt	534,480	533,514
Noncurrent finance lease liabilities	103,742	113,201
Deferred tax liability	19,831	10,966
Other liabilities	95,221	113,871
Stockholders’ equity	671,346	644,851

Total liabilities and stockholders’ equity	$1,683,563	$1,712,553

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

Six Months Ended June 30, 2024
Operating activities:
Net income	$20,939
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	63,052
Gain on disposition of assets	(3,710)
Deferred tax provision	(3,752)
Stock-based compensation expense	7,305
Contract liabilities, net	5,292
Contract assets, net	(1,063)
Deferred contract costs, net	11,032
Other assets, noncurrent	1,346
Other liabilities, noncurrent	(587)
Other	1,691
Net changes in operating working capital	(11,615)

Net cash provided by operating activities	89,930

Investing activities:
Capital expenditures	(51,342)
Proceeds from disposition of assets, net of disposal costs	7,719

Net cash used in investing activities	(43,623)

Financing activities:
Principal payments of finance lease liabilities	(8,894)

Net cash used in financing activities	(8,894)

Net change in cash, cash equivalents and restricted cash	37,413
Cash, cash equivalents and restricted cash, beginning of period	138,688

Cash, cash equivalents and restricted cash, end of period	$176,101

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND REVENUE EFFICIENCY

(Dayrate in thousands)

TOTAL FLEET
Second Quarter			First Quarter
2024			2024
Average Dayrate (1)	Utilization (2)	Revenue Efficiency (3)	Average Dayrate (1)	Utilization (2)	Revenue Efficiency (3)
$318	69%	86.7%	$305	68%	88.7%

(1)

Average dayrate is defined as total contract drilling revenue for all of the rigs in the Company’s fleet (including managed rigs) per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)

Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all rigs in the Company’s fleet (including managed, cold-stacked and held for sale rigs).

(3)	Revenue efficiency is calculated as actual contract drilling revenue earned divided by potential revenue, assuming a full dayrate is earned.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a basis in conformity with generally accepted accounting principles in the United States (GAAP), this press release provides investors with adjusted earnings before interest, taxes, depreciation and amortization, uninsured costs for repairs to the Ocean GreatWhite and transaction costs associated with the pending merger with Noble Corporation, plc, all of which the Company considers to be outside the normal course of operations (or Adjusted EBITDA), which is a non-GAAP financial measure. Management believes that this measure provides meaningful information about the Company’s performance by excluding certain items that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the Company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income or loss, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

Reconciliation of Income Before Income Tax (Expense) Benefit to Adjusted EBITDA:

(In thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024
As reported income before income tax (expense) benefit	$16,779	$8,401
Interest expense	15,061	15,346
Interest income	(1,966)	(1,774)
Foreign currency transaction loss (gain)	13	(231)
Depreciation	31,698	31,354
(Gain) loss on disposition of assets	(7,106)	3,396
Other, net	(1,605)	71
Insurance deductible included in contract drilling expense	—	7,600
Transaction costs associated with merger	5,146	—

Adjusted EBITDA (1)	$58,020	$64,163

(1)

Adjusted to exclude (i) $5.1 million in transaction costs in the second quarter of 2024 associated with the pending merger and (ii) the $10.0 million insurance deductible associated with a claim for the Ocean GreatWhite, of which $2.4 million and $7.6 million were recorded as loss on disposition of assets and contract drilling expense, respectively, in the first quarter of 2024.

Reconciliation of As Reported Operating Income to Adjusted Operating Income:

(In thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024
As reported operating income	$28,282	$21,813
Insurance deductible	—	10,000
Transaction costs associated with merger	5,146	—

Adjusted operating income	$33,428	$31,813

Reconciliation of As Reported Net Income to Adjusted Net Income:

(In thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024
As reported net income	$9,328	$11,612
Insurance deductible	—	10,000
Transaction costs associated with merger	5,146	—

Tax effect:
Insurance deductible	—	3,822
Transaction costs associated with merger	(2,285)	—

Adjusted net income	$12,189	$25,434

Reconciliation of As Reported Income per Diluted Share to Adjusted Income per Diluted Share:

(In thousands)

	Three Months Ended
	June 30, 2024	March 31, 2024
As reported income per diluted share	$0.09	$0.11
Insurance deductible	—	0.10
Transaction costs associated with merger	0.05	—

Tax effect:
Insurance deductible	—	0.04
Transaction costs associated with merger	(0.02)	—

Adjusted income per diluted share	$0.12	$0.25